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                                                                    EXHIBIT 23.1

         CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-72623) pertaining to Paxson Communication Corporation's 1998 Stock Incentive Plan, the Registration Statement (Form S-8 No. 333-60452) pertaining to Paxson Communication Corporation's 1998 Stock Incentive Plan, the Registration Statement (Form S-8 No. 333-105797) pertaining to Paxson Communication Corporation's 1998 Stock Incentive Plan, the Registration Statement (Form S-8 No. 333-20163) pertaining to Paxson Communication Corporation's 1996 Stock Incentive Plan, the Registration Statement (Form S-8 No. 333-60819) pertaining to the resale of 200,000 shares of Class A Common Stock, and the Registration Statement (Form S-3 No. 333-75572) pertaining to the Paxson Communications Corporation Stock Incentive Plan, of our report dated March 29, 2005 with respect to the consolidated financial statements and schedule of Paxson Communications Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2004.


                                        /s/ Ernst & Young LLP

West Palm Beach, Florida
March 29, 2005